                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Heska Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                HESKA CORPORATION
                              1613 PROSPECT PARKWAY
                          FORT COLLINS, COLORADO 80525
                                 (970) 493-7272

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  ------------


TIME..................................     9:00 a.m. on Wednesday, May 24, 2000

PLACE.................................     Heska Corporation
                                           1613 Prospect Parkway
                                           Fort Collins, Colorado

ITEMS OF BUSINESS.....................     1. To elect three directors to the
                                              Board of Directors to serve until
                                              the 2003 Annual Meeting of
                                              Stockholders or until their
                                              successors have been duly elected
                                              and qualified;

                                           2. To amend the Company's
                                              Certificate of Incorporation to
                                              increase the number of
                                              authorized shares of common
                                              stock of the Company from 40
                                              million to 75 million;

                                           3. To amend the Company's
                                              Certificate of Incorporation to
                                              modify and delete certain of the
                                              supermajority provisions
                                              therein;

                                           4. To approve an amendment to the
                                              Company's 1997 Employee Stock
                                              Purchase Plan to increase the
                                              number of shares reserved for
                                              issuance under the plan by
                                              500,000 shares; and

                                           5. To transact such other business
                                              as may properly come before the
                                              Annual Meeting and any
                                              adjournment or postponement of
                                              the Annual Meeting. Management
                                              is presently aware of no other
                                              business to come before the
                                              Annual Meeting.

RECORD DATE...........................     You can vote if you are a
                                           stockholder of record on March 27,
                                           2000.

ANNUAL REPORT.........................     Our 1999 Annual Report, which is not
                                           a part of the proxy soliciting
                                           material, is enclosed.

PROXY VOTING..........................     It is important that your shares be
                                           represented and voted at the Meeting.
                                           Please vote in one of these ways:

                                           1. VISIT THE WEB SITE noted on your
                                              proxy card to vote via the
                                              Internet; or

                                           2. MARK, SIGN, DATE AND PROMPTLY
                                              RETURN the enclosed proxy card in
                                              the postage-paid envelope
                                              provided.

                                           Any proxy may be revoked at any time
                                           prior to its exercise at the Meeting.



                                        /s/ RONALD L. HENDRICK
                                        -------------------------------
                                        Ronald L. Hendrick
                                        Executive Vice President,
                                        Chief Financial Officer
                                        and Secretary

April 4, 2000

                                HESKA CORPORATION

                                  ------------

                                 PROXY STATEMENT

                                  ------------

These proxy materials are furnished to the stockholders of Heska Corporation, a Delaware corporation, in connection with the solicitation of proxies to be used in voting at the 2000 Annual Meeting of Stockholders of the Company and at any adjournment or postponement thereof. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

     You are invited to attend our Annual Meeting of Stockholders to be held on May 24 2000, beginning at 9:00 a.m. The meeting will be held at Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado.

     This Proxy Statement, form of proxy and voting instructions are being mailed starting April 4, 2000.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 27, 2000 are entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had 33,642,063 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held as of the record date. An inspector of elections appointed by the Board of Directors will determine the shares represented at the Annual Meeting and the validity of proxies and will count all votes. Determinations of whether a quorum exists and whether proposals are approved will be announced at the Annual Meeting.

PROXIES

     Your vote is important. Stockholders of record may vote their proxies by Internet or mail. The web site address is included on your proxy card. If you choose to vote by mail, a postage-paid envelope is provided.

     A proxy may be revoked at any time before it is exercised by (1) filing a written revocation with the Secretary of the Company, (2) submitting a duly executed proxy bearing a later date, or (3) voting by ballot at the Annual Meeting.

Vote by Internet

     You can vote your shares via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet you do not need to return your proxy card.

Vote by Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to American Securities Transfer and Trust, Inc. in the postage-paid envelope provided.

Voting at the Annual Meeting

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     All proxies returned prior to the Annual Meeting will be voted in accordance with the instructions contained therein. If no choice is specified, the shares will be voted FOR the proposals listed in this Proxy Statement.

Voting of Other Matters

     If any other matters are properly presented at the Annual Meeting for consideration, the persons, named in the enclosed proxy card will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

LIST OF STOCKHOLDERS

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 1612 Specht Point Drive, Fort Collins, Colorado, 80525, by contacting the Secretary of the Company.

REQUIRED VOTE

     The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

     Directors are elected by a plurality vote. The other matters submitted for stockholder approval at the Annual Meeting, will be decided by the affirmative vote of a majority of shares present in person or represented by valid proxy and entitled to vote on each such matter unless the vote of more than a majority is indicated in this Proxy Statement. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker, bank or other nominee, who is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these "non-voted" shares will be counted for quorum purposes but will not be counted in determining whether stockholder approval of a particular matter has been obtained.

COST OF SOLICITATION

     WE WILL BEAR THE EXPENSE OF SOLICITING PROXIES, INCLUDING THE EXPENSE OF PREPARING, PRINTING AND MAILING PROXY MATERIALS. IN ADDITION TO THE SOLICITATION OF PROXIES BY MAIL, SOLICITATION MAY BE MADE BY CERTAIN OF OUR DIRECTORS, OFFICERS AND OTHER EMPLOYEES BY PERSONAL INTERVIEW, TELEPHONE OR FACSIMILE. NO ADDITIONAL COMPENSATION WILL BE PAID TO THESE PEOPLE FOR SUCH SOLICITATION. IN ADDITION, WE MAY HIRE GEORGESON SHAREHOLDER COMMUNICATIONS, INC. TO ASSIST US IN THE DISTRIBUTION AND SOLICITATION OF PROXIES. IF HIRED, WE WILL PAY THEM A FEE OF APPROXIMATELY $7,000 PLUS EXPENSES FOR THESE SERVICES.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTORS

     The Company's Board of Directors is divided into three classes, with one class of directors elected each year at the Annual Meeting of stockholders for a three-year term of office. Mr. Pomroy, Dr. Stevenson and Dr. Hohnke serve as Class III directors, whose terms expire in 2000; Mr. Schwarzer and Dr. Tebbit serve as Class I directors, whose terms expire in 2001; and Dr. Grieve, Mr. Dolan and Mr. Sasen serve as Class II directors, whose terms expire in 2002. The directors of each class hold their positions until the Annual Meeting of stockholders at which their respective successors are elected and qualified or until their earlier resignation, removal from office, death or incapacity.

     The Board of Directors proposes the election at the Annual Meeting of Dr. Hohnke, Mr. Pomroy and Dr. Stevenson as Class III directors. The persons named on the enclosed proxy card intend to vote the proxy for the election of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. If you are voting by Internet, you will be instructed how to withhold your vote from some or all of such nominees. Each of the nominees has indicated his or her willingness to serve as a member of the Board of Directors if elected; however, if any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Stockholder nominations for the Board of Directors must be made following the procedures set forth in the Bylaws not less than 60 days nor more than 90 days prior to the scheduled date of the Annual Meeting. The deadline for a stockholder to deliver notice of a nomination for the election of directors at the 2000 Annual Meeting of Stockholders was March 25, 2000. No such nominations were received from any stockholder for the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF DR. HOHNKE, MR. POMROY AND DR. STEVENSON AS DIRECTORS OF THE COMPANY.

BIOGRAPHICAL INFORMATION

     Certain biographical information of each of the nominees, and of the members of the Board of Directors continuing in office after the Annual Meeting, is set forth below.

Class III

     LYLE A. HOHNKE, PH.D., age 56, has been a director of the Company since April 1996. Dr. Hohnke is a general partner of Javelin Capital Fund, L.P., a venture capital firm, a position he has held since 1994. Dr. Hohnke was a co-founder of Diamond Animal Health, Inc. ("Diamond") and served as Chairman and CEO from 1994 until its acquisition by the Company in April 1996. From January 1991 to October 1993 he was a general partner of Heart Land Seed Capital Fund. Dr. Hohnke is also a director of Cytrx, Inc. and several private companies. In addition, he is a member of the compensation committee of Cytrx, Inc. He holds Ph.D. and M.A. degrees from the University of Oregon, an M.B.A. from the Hartford Graduate Institute and a B.A. degree from Western Michigan University.

     DENIS H. POMROY, age 49, has been a director of the Company since March 1995. Mr. Pomroy was appointed a director in conjunction with Volendam Investeringen N.V's. investment in the Company. He is presently Chief Financial Officer of CopperCom, Inc. Mr. Pomroy also serves on the boards of two publicly held technology companies: Madge Networks NV and Superscape Plc. Prior to his employment with CopperCom, Mr. Pomroy was President of Volendam Capital Advisors from 1996 to 1999. Mr. Pomroy also served as chief financial officer of Madge Networks N.V. from 1989 through 1996. He holds a bachelors degree in engineering from The University of Birmingham, England and is a fellow of The Chartered Institute of Management Accountants of the U.K.

     LYNNOR B. STEVENSON, PH.D., age 56, is a founder of the Company and has been a director of the Company since March 1988. Dr. Stevenson served as President and Chief Executive Officer of the Company from March 1988 to March 1992. Dr. Stevenson is currently the President and Chief Executive Officer of Cascade Oncogenics, Inc. From July 1992 to April 1997, she was Director, Technology Transfer at the University of Oregon. She holds a Ph.D. degree in biochemistry from Monash University, Australia and B.Sc. and B.Ed. degrees from the University of Melbourne, Australia.

Class I

     FRED M. SCHWARZER, age 48, has been a member of the Board of Directors of the Company since June 1994 and Chairman of the Board since January 1999. Since July 1999 Mr. Schwarzer has also served as a Senior Vice President of C.M. Capital, a diversified asset management firm and the parent corporation of Charter Venture Capital. Mr. Schwarzer served as President and Chief Executive Officer of the Company from November 1994 to December 31, 1998. Prior to that, Mr. Schwarzer served as the Executive Vice President responsible for the Company's strategic planning and corporate partnerships from June 1994. From June through October 1994, Mr. Schwarzer was also an employee of Charter Venture Capital. Mr. Schwarzer was the founder and a partner in the Mountain View, California law firm of General Counsel Associates from August 1988 to June 1994 and, prior to founding General Counsel Associates, was a partner in the San Francisco law firm of Pillsbury Madison & Sutro LLP. He holds a J.D. degree from the University of California, Berkeley and a B.A. degree from the University of Michigan.

     GUY TEBBIT, PH.D., age 48, has been a director of the Company since March 1997 when he became Novartis Tiergesundheit AG's ("Novartis") designee on the Board of Directors of the Company. Since January 1997, Dr. Tebbit has served as Vice President, Research and Development, Regulatory Affairs and Professional Services at Novartis Animal Health US, Inc ("Novartis US"). From January 1995 to January 1997, he held the position of Director, Manufacturing and Regulatory Affairs at Novartis US and from January 1992 to January 1995 he served as Senior Product Development Manager at Novartis US. Dr. Tebbit holds a Ph.D. from Oregon State University and a B.S. degree from Northern Illinois University.

Class II

     ROBERT B. GRIEVE, PH.D., age 48, a founder of the Company, currently serves as Chief Executive Officer and Vice Chairman of the Board of Directors. Dr. Grieve was named Chief Executive Officer effective January 1, 1999 and Vice Chairman effective December 1994. Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994. He has been a member of the Company's Board of Directors since 1990. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

     A. BARR DOLAN, age 50, has been a director of the Company since March 1988. Mr. Dolan has been the President of Charter Venture Capital, a venture capital management firm, since 1982, a general partner of Charter Ventures since 1982, a general partner of Charter Ventures II, L.P. since 1994 and managing director of Charter Ventures III, L.P. since 1998. Mr. Dolan is also a director of several private companies. He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

     JOHN F. SASEN, SR., age 57, has been a director of the Company since October 1998. Since April 1998 he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc. ("PSS"), and from December 1993 he held various other senior executive positions at PSS. From July 1993 to April 1998, Mr. Sasen served as a Director of PSS. Prior to joining PSS in 1993, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company ("Becton Dickinson"), a manufacturer of health care products. Mr. Sasen was with Becton Dickinson for over 20 years. Mr. Sasen is the immediate past Chairman of the Health Industry Distributors Association, a non-profit organization that addresses the needs of the healthcare industry.

BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS

     During 1999, the Board of Directors had two ongoing committees. Those committees consisted of an Audit Committee and a Compensation Committee. The Compensation Committee and Audit Committee are comprised entirely of non-employee directors. There is no family relationship among any of the directors or nominees.

     Except as noted below, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which they served.

     The Board of Directors held seven meetings during the year ended December 31, 1999. Dr. Tebbit attended five of the seven meetings.

     The members of the Compensation Committee during 1999 were Mr. Dolan, Dr. Hohnke and Mr. Sasen. The Compensation Committee held two meetings during 1999. The Compensation Committee's functions are to make recommendations to the Board of Directors with respect to general and specific compensation policies and practices of the Company and to administer its 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan.

     The members of the Audit Committee during 1999 were Mr. Dolan, Mr. Pomroy and Dr. Tebbit. The Audit Committee held three meetings during 1999. Dr. Tebbit was unable to attend any meeting. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, and provide oversight to the Company's financial and accounting organization and financial reporting.

DIRECTORS COMPENSATION

     In August 1999, the Board of Directors approved a policy to compensate "outside" or non-employee directors with options to purchase Heska common stock. Non-employee directors receive an option to purchase 100 shares for attendance at a meeting of the Board of Directors, or Board committee, which is less than four hours and an option to purchase 500 shares for attendance at a meeting of the Board of Directors, or Board committee, which is four hours or more, or for consulting services of four hours or more. These options are immediately exercisable and the exercise price is equal to the fair market value on the date of grant.

     Directors are reimbursed for their expenses for each meeting attended. In addition, each new non-employee director elected to the Company's Board of Directors is automatically granted as of the date of election an option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The shares subject to these options vest in four equal installments at annual intervals over the four-year period commencing on the date of grant. Further, each non-employee director who continues to serve in such capacity following any annual meeting of stockholders is automatically granted an option as of the date of such meeting to purchase 2,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The shares subject to these options vest on the first anniversary of grant. No director is eligible to receive the 10,000-share grant and a 2,000-share grant in the same year. Directors are eligible to receive a greater number of options or shares than the automatic grants described above.

     See "Employment Agreements" below for a description of the compensation arrangement with Dr. Grieve, an officer and director of the Company.

BOARD COMPOSITION AND VOTING AGREEMENT

     Mr. Dolan was appointed to the Company's Board of Directors in connection with equity investments in the Company by Charter Ventures and Charter Ventures II, L.P. (collectively, "Charter"). Dr. Tebbit was appointed to the Board of Directors in connection with an equity investment in the Company by Novartis Tiergesundheit AG ("Novartis"). Mr. Pomroy was appointed to the Board of Directors of the Company in connection with an investment in the Company by Volendam Investeringen N.V. ("Volendam"). Dr. Hohnke was appointed to the Board of Directors of the Company in connection with the Company's acquisition of Diamond.

     Novartis, Volendam and Charter (collectively, the "Investors") are parties to a Voting Agreement dated as of April 12, 1996 (the "Voting Agreement"). Under the Voting Agreement each Investor agreed to vote or act with respect to all shares of the Company's voting stock now owned or subsequently acquired by such Investor such that one designee of each of Novartis, Volendam and Charter is elected to the Board of Directors of the Company. The Investors further agreed to vote their shares in such manner to elect as the remaining directors of the Company individuals unaffiliated with any of the Investors but who are reasonably acceptable to all of the Investors. By executing the Voting Agreement, the Company agreed to use its best efforts to cause the nominee of each of Novartis, Volendam and Charter to be elected to the Company's Board of Directors. The Voting Agreement terminates on December 31, 2005, unless prior to that date any of the Investors ceases to beneficially hold 2,000,000 shares (as adjusted for stock splits, recapitalizations and similar events) of the voting stock of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 27, 2000 as to shares of the Company's common stock beneficially owned by: (i) each of the Named Executive Officers listed in the Summary Compensation Table; (ii) each of the Company's directors; (iii) all directors and executive officers of the Company as a group; and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's common stock.

                                                                               Shares              Percentage
                                                                            Beneficially          Beneficially
                                                                               Owned(1)              Owned(1)
                                                                            ------------          ------------
Entities associated with

Charter Ventures (2)........................................................   5,206,924              15.5%
   525 University Avenue, Suite 1500
   Palo Alto, CA 94301

Novartis Tiergesundheit AG..................................................   3,705,389              11.0%
   Klybeckstrasse A4A
   4002 Basel
   Switzerland

Volendam Investeringen, N.V. (3)............................................   2,304,633               6.9%
   14 John B. Gorsiraweg, P.O. Box 3889
   Curacao, Netherlands Antilles

Capital Group International, Inc. (4).......................................   2,179,000               6.5%
Capital Guardian Trust Company
   11100 Santa Monica Blvd.
   Los Angeles, CA 90025

Ralston Purina Company (5)..................................................   2,331,184               6.7%
   Checkerboard Square
   St. Louis, MO 63164

State of Wisconsin Investment Board (6).....................................   5,223,000              15.5%
   P.O. Box 7842
   Madison, WI 53707

Zesiger Capital Group LLC (7)...............................................   2,860,000               8.5%
   320 Park Avenue, 30th Floor
   New York, NY 10022

A. Barr Dolan (8)(13).......................................................   5,209,924              15.5%
Robert B. Grieve, Ph.D. (9)(13).............................................     577,576               1.7%
Lyle A. Hohnke, Ph.D. (13)..................................................     110,125                 *
Denis H. Pomroy (10)(13)....................................................   2,336,033               6.9%
John F. Sasen, Sr. (13)......................................................      7,900                 *
Fred M. Schwarzer (11)(13)..................................................     426,692               1.3%
Lynnor B. Stevenson, Ph.D. (13).............................................     185,300                 *
Guy Tebbit, Ph.D. (12)......................................................   3,705,389              11.0%
James H. Fuller (13)........................................................     125,667                 *
Ronald L. Hendrick (13).....................................................      47,495                 *
R. Lee Seward, D.V.M. (13)..................................................     227,427                 *
Giuseppe Miozzari, Ph.D. (13)...............................................      89,271                 *
All directors and executive officers as a group
   (14 persons)(13)(14).....................................................  13,161,777              37.9%

----------------

*    Amount represents less than 1% of the Company's common stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 27, 2000 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 3,386,510 shares and options to purchase 1,000 shares of common stock held by Charter Ventures and 1,818,414 shares and options to purchase 1,000 shares of common stock held by Charter Ventures II, L.P.

(3) Based upon information derived from a Schedule 13G, as amended, filed by Volendam Investeringen N.V. pursuant to Section 13 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Exchange Act") reporting its beneficial ownership of Common Stock as of February 16, 1999. According to the Schedule 13G Volendam has sole power to vote and dispose of the shares.

(4) Based upon information derived from a Schedule 13G, as amended, filed by Capital Group International, Inc., and Capital Guardian Trust Company (collectively, "Capital") pursuant to the Exchange Act, reporting its beneficial ownership of common stock as of February 10, 2000. According to the Schedule 13G, Capital has sole power to vote 1,894,000 shares and the sole power to dispose of 2,179,000 shares.

(5) Based upon information derived from a Schedule 13G filed by Ralston Purina Company ("Ralston Purina") pursuant to Section 13G of the Exchange Act, reporting its beneficial ownership of shares as of August 4, 1998. Includes 1,165,592 shares of common stock which may be acquired upon exercise of warrants and do not have voting rights until issued upon exercise. According to the Schedule 13G, Ralston Purina has sole power to vote and dispose of these shares.

(6) Based upon information derived from a Schedule 13G filed by State of Wisconsin Investment Board ("SWIB") pursuant to Section 13G of the Exchange Act, reporting its beneficial ownership of shares as of January 10, 2000. According to the Schedule 13G, SWIB has sole power to vote and dispose of these shares.

(7) Based upon information derived from a Schedule 13G filed by Zesiger Capital Group LLC ("Zesiger") pursuant to Section 13G of the Exchange Act reporting its beneficial ownership of Common stock as of January 28, 2000. According to the Schedule 13G, Zesiger has the sole power to vote 2,105,000 shares and the sole power to dispose of 2,860,000 shares.

(8) Represents shares and options held by Charter Ventures and Charter Ventures II, L.P., with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, a director of the Company, is a general partner of each of Charter Ventures and Charter Ventures II, L.P., and may be deemed a beneficial owner of the shares held by such entities because of shared voting power with respect to such shares.

(9) Does not include 15,649 shares of common stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(10) Includes 2,304,633 shares held by Volendam Investeringen, N.V., with respect to which Mr. Pomroy disclaims beneficial ownership except to the extent of his proportionate interest therein, and 3,680 shares of common stock subject to repurchase by the Company.

(11) Does not include 949 shares of common stock held by Mr. Schwarzer's wife, with respect to which Mr. Schwarzer disclaims beneficial ownership.

(12) Represents shares held by Novartis, with respect to which Dr. Tebbit disclaims beneficial ownership.

(13) Includes an aggregate of 1,082,792 shares of common stock issuable upon exercise of stock options currently exercisable within 60 days of March 27, 2000 as follows: Mr. Dolan, 4,600, Dr. Grieve, 456,875; Dr. Hohnke, 23,734; Mr. Pomroy, 6,400; Mr. Sasen, 7,500; Mr. Schwarzer, 249,692; Dr. Stevenson, 6,300; Dr. Seward, 46,458; Mr. Hendrick, 35,416; Mr. Fuller, 116,667; Dr.
     Miozzari, 39,521; Mr. Hudnut, 39,066 and Dr. Stinchcomb, 50,563.

(14) Includes shares held by the entities referenced in footnotes 8, 10 and 12 which are affiliated with certain directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 1999 of
(i) Robert B. Grieve, Vice Chairman and Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers as of December 31, 1999 (the "Named Executive Officers").



                                                                                                               Long Term
                                                                                   Annual                     Compensation
                                                                                Compensation                     Awards
                                                                        ----------------------------  ------------------------------
                                                                                         Other        Securities
                                                              Fiscal                     Annual       Underlying        All Other
Name and Principal Position                                    Year     Salary($)(1) Compensation($)  Options(#)     Compensation($)
---------------------------                                   -------   ------------ ---------------  ----------     ---------------
Robert B. Grieve                                               1999       $245,400                      200,000             --
  Vice Chairman and Chief Executive Officer                    1998        195,000                      150,000             --
                                                               1997        190,000                        --                --

James H. Fuller                                                1999       $229,200(2)   $68,730(3)      350,000             --
  President and Chief Operating Officer

Ronald L. Hendrick                                             1999       $180,000                        --                --
  Executive Vice President, Chief Financial Officer and        1998         15,000(4)                   100,000             --
  Secretary

R. Lee Seward                                                  1999       $185,000(5)                     --           $174,208(6)
  Executive Vice President                                     1998        185,000                       60,000             --
                                                               1997        180,000                       20,000             --

Giuseppe Miozzari (7)                                          1999       $173,000                       37,000             --
  Chief Executive Officer of Heska Holding AG                  1998        166,000                        --                --
                                                               1997        140,000(8)                   100,000             --



(1)  Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.

(2) Mr. Fuller's employment with the Company commenced on January 19, 1999 and his 1999 salary reflects a partial year of employment.

(3) Includes a starting bonus of $60,000 and a moving expense reimbursement of $8,730.

(4) Mr. Hendrick's employment with the Company commenced in December 1998 and his 1998 salary reflects a partial year of employment.

(5) Dr. Seward's employment terminated effective November 30, 1999. Amount includes eleven months of salary and one month of separation pay. See note 6 below.

(6) Includes $169,584 in separation pay to be paid in eleven equal monthly installments during 2000 and $4,624 for health insurance premiums for health insurance coverage through November 30, 2000 or until Dr. Seward obtains health insurance coverage from another employer. Does not include the value from the continuation of vesting on all stock options owned by Dr. Seward through November 30, 2000.

(7) Dr. Miozzari's salary for the years 1998 and 1997 has been adjusted to reflect the current rate of exchange.

(8) Dr. Miozzari's employment with the Company commenced in March 1997 and his 1997 salary reflects a partial year of employment.

STOCK OPTIONS

     The following tables summarize option grants to, and exercises by, the Named Executive Officers during 1999, and the value of the options held by each such person as of December 31, 1999.

                              OPTION GRANTS IN 1999


                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                    Price Appreciation for
                                                   Individual Grants                                   Option Term (4)
                          -------------------------------------------------------------------- ---------------------------------
                             Number of      Percentage of
                            Securities      Total Options
                            Underlying       Granted to
                              Options       Employees in    Exercise Price      Expiration
Name                       Granted(#)(1)     Fiscal Year       ($/Sh)(2)         Date(3)            5%($)           10%($)
----                       -------------    -------------   --------------      ----------          -----           ------
Robert B. Grieve              20,449            1.22%            $5.19           02/08/09          $66,745        $ 169,144
                             179,551           10.73%            $5.19           02/08/09         $586,048       $1,485,160

James H. Fuller               81,775            4.89%            $5.37           02/03/09         $276,167        $ 699,862
                             268,225           16.03%            $5.37           02/03/09         $905,839       $2,295,576

Ronald L. Hendrick            --               --                 --                --               --               --

R. Lee Seward                 --               --                 --                --               --               --

Giuseppe Miozzari             25,000            1.49%            $3.06           04/06/09          $48,110         $121,921
                              12,000            0.07%            $2.00           11/17/09          $15,093         $ 38,249


------------

(1) The right to exercise these stock options vests ratably on a monthly basis over a four year period. Under the terms of the Company's stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.

(2) The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Board of Directors.

(3) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                               Securities Underlying              Value of Unexercised
                                                           Unexercised Options at Options       In-the-Money Options at
                                                              at December 31, 1999(#)           December 31, 1999($)(2)
                                                           ------------------------------       -----------------------
                               Shares
                             Acquired on       Value
Name                         Exercise(#)   Realized($)(1)   Exercisable     Unexercisable     Exercisable     Unexercisable
----                         -----------   --------------   -----------     -------------     -----------     -------------
Robert B. Grieve                8,000        $ 19,252         442,792          255,208         $531,812          $19,687

James H. Fuller                  --             --             80,208          269,792            --               --

Ronald L. Hendrick               --             --             25,000           75,000            --               --

R. Lee Seward                  49,198        $115,233          38,750           41,250            --               --

Giuseppe Miozzari                --             --             75,250           61,750         $ 74,437          $33,562


------------

(1) These values were calculated on the basis of the fair market value of the underlying securities at the exercise date minus the applicable per share exercise price.

(2) These values were calculated on the basis of the fair market value per share of the common stock at December 31, 1999 ($2.25), minus the applicable per share exercise price.

PENSION AND LONG-TERM INCENTIVE PLANS

     The Company has no pension or long-term incentive plans.

EMPLOYMENT AGREEMENTS

     During 1999, the Company was a party to employment agreements with each of the Named Executive Officers. All of the agreements provide for severance payments if the individual's employment is terminated without cause, including terminations in connection with a change in control of the Company. In the case of Dr. Grieve, the payments set forth in his employment agreement are equal to one year's salary plus an additional year of vesting under any stock arrangements. In the case of Mr. Fuller, the payments set forth in his employment agreement are equal to one year's salary plus an additional one year's vesting under any stock arrangements if the termination takes place any time on or before January 18, 2002, or six months' salary and an additional six months' vesting under any stock arrangements if the termination takes place after that date. In the case of Mr. Hendrick, the payments set forth in his employment agreement are equal to one year's salary if the termination takes place any time on or before December 1, 2001, or six months' salary if the termination takes place after that date. In the case of Dr. Miozzari, the payments (including amounts mandated by Swiss law) would be 12 months' salary if he is terminated without cause prior to July 1, 2000, or six months' salary if he is terminated without cause after that date.

     In November 1999, the Company and Dr. Seward agreed that his employment would terminate effective November 30, 1999. In connection with the arrangement with Dr. Seward, the Company and Dr. Seward entered into a Separation Agreement and a Consultant Services and Confidentiality Agreement. Under the Separation Agreement, Dr. Seward will be paid his 1999 base salary of $185,000 through November 30, 2000 and will continue to vest under all outstanding stock options and stock purchase agreements through November 30, 2000. The Company will pay the health insurance premiums of Dr. Seward and his dependents through November 30, 2000 or until he becomes covered under the health insurance plan of another employer, whichever is earlier. Under Dr. Seward's Consultant Services and Confidentiality Agreement, Dr. Seward will provide ongoing, part time consulting services to the Company through November 30, 2000. In consideration for such services, the Company will pay to Dr. Seward $1,200 per full day that Dr. Seward provides consulting services (pro rated for partial days) and will reimburse Dr. Seward his reasonable out-of-pocket expenses incurred in providing consulting services to the Company. The Company may pay Dr. Seward's consulting fee in a combination of 50% cash and 50% in shares of Heska stock. If payment is made in stock, the price for the stock issued will be the average closing price for the shares during the month the services were rendered.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report on executive compensation is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the objectives and procedures used in establishing the compensation of the Company's executive officers. Three non-employee directors, Mr. Dolan, Dr. Hohnke and Mr. Sasen, served on the Committee during the last fiscal year.

RESPONSIBILITIES OF THE COMMITTEE

     The Committee acts on behalf of the Board of Directors. Its responsibilities include:

o Establishing the Company's compensation philosophy for all employees, including the CEO and other executive officers;

o    Reviewing the performance of the CEO;

o Determining salary levels and stock grants for the CEO and other executive officers;

o Administering the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan, including determining the number and type of options to be granted to employees of the Company and its subsidiaries and the terms of such grants.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that compensation of the Company's executive officers should promote the success of the Company by attracting, retaining and motivating all employees, including executive officers, while aligning their interests with the Company's long-term and strategic interests and the interests of stockholders. Competition for skilled employees, particularly management level employees, in the Company's industry is intense and the Committee seeks to provide total compensation packages that will attract and retain superior caliber individuals, yet be consistent with the Company's financial situation and stage of development.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

     Until the Company has achieved operational profitability, the Committee believes that the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Instead, the Committee evaluates the performance of executive officers and sets their compensation based primarily on the Company's achievement of its business objectives, such as developing and introducing products, obtaining appropriate financing, developing its intellectual property portfolio and entering into collaborations with other companies and academia. The Committee also evaluates each officer's individual contribution toward the achievement of these objectives and of other individual objectives. Currently, the Company's compensation structure for executive officers includes a combination of base salary, stock options and a performance based cash incentive plan.

     Base Salary. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biotechnology industry. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through evaluation of responsibilities and market comparisons. The Committee, on the basis of its knowledge of executive compensation in the industry and based on practices of comparable companies in the Company's industry, believes that the Company's salary levels for the executive officers are at a level that the Committee, at the time such salary determinations were made, considered to be reasonable and necessary given the Company's financial resources and the stage of its development.

     Stock Options. The Committee believes that stock options provide excellent long-term incentives for executive officers to increase the Company's market value for the benefit of all stockholders. The Committee is responsible for determining the number and terms of options to be granted to executive officers, taking into account such factors as individual and Company performance, policies regarding cash compensation, and practices of comparable companies in the Company's industry. Options granted to executive officers have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases and the vested portion of options must be exercised should the executive leave the Company's employ (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). The Committee believes that these vesting provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.

     Cash Incentive Plan. The Committee believes that cash performance based incentives can also serve an important role in executive compensation. The Committee has adopted a cash bonus plan to provide incentives to the executives of the Company to meet and exceed certain predetermined annual net income and revenue goals. The Committee has established these financial goals for the 2000 calendar year, and any such bonuses with respect to the 2000 calendar year will only be paid after the audited financial results for the year are available. While the Committee believes that providing cash bonuses to the executives of the Company is an essential part of creating a competitive executive compensation package, the Committee has determined that paying the great majority of such bonuses only if specific predetermined financial goals are achieved provides a very strong incentive to the Company's management to achieve financial performance that will be beneficial to the Company and its stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual salary of Robert B. Grieve, the Company's Vice Chairman and CEO, was increased to $250,000 in 1999, and the Committee awarded him a stock option in February 1999 to purchase an additional 200,000 shares of common stock at the time he was named Chief Executive Officer of the Company. These options have the terms described above. Given the Company's stage of development, the use of traditional performance standards, such as profit levels and return on equity, were not considered to be appropriate in the evaluation of Dr. Grieve's performance.

QUALIFYING COMPENSATION

     It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1997 Stock Incentive Plan is structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

     Respectfully submitted,

     A. Barr Dolan, Chairman
     Lyle A. Hohnke, Ph.D.
     John F. Sasen, Sr.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's common stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (US and Foreign) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks assuming an investment of $100 in each on June 30, 1997, the date of the Company's initial public offering. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HESKA CORPORATION, THE NASDAQ STOCK
    MARKET INDEX (U.S. AND FOREIGN) AND THE NASDAQ PHARMACEUTICAL STOCK INDEX



                    Nasdaq
               Pharmaceutical       Nasdaq US &         Heska
                    Stocks            Foreign         Corporation

Jul-97             100.000             100.000         100.000
Sep-97             105.978             109.069         172.727
Dec-97              98.631              97.928         150.000
Mar-98             115.577             107.648         180.303
Jun-98             118.218              99.619         134.097
Sep-98             105.357              93.982          68.182
Dec-98             136.386             124.577          53.794
Mar-99             152.303             136.706          39.394
Jun-99             166.986             139.118          28.036
Sep-99             170.674             158.975          27.273
Dec-99             249.927             232.795          27.273

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file.

     Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1999 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act, with the exceptions noted below. Dr. Stevenson failed to report the exercise of certain stock options in February 1999. This exercise was subsequently reported on a Form 4 in April 1999. Dr. Stinchcomb failed to report the exercise of certain stock options and sale of the underlying shares in May 1999. The exercise and sale were subsequently reported on a Form 5 in February 2000. Mr. Fuller failed to report the open-market purchase of common stock in December 1999. This purchase was subsequently reported on a Form 5 in February 2000.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     In July 1998, the Company entered into a Research and Licensing Agreement with Ralston Purina. Pursuant to such agreement, Ralston Purina acquired exclusive rights to license certain of the Company's discoveries, know-how and technologies for innovative diets for dogs and cats, and the parties have agreed to allocate certain resources to research, develop and commercialize pet food products that are the subject of the collaboration. In the event any products that are the subject of the collaboration are commercialized by Ralston Purina, they would owe certain royalties to the Company. In addition, Ralston Purina acquired 1.165 million shares of the Company's common stock for $14.75 million in cash, and also acquired, for an additional cash payment of $250,000, warrants to purchase an additional 1.165 million shares of common stock. The exercise price of the warrants was $12.67 for the first year of the warrants, increasing by 20% per year for each of the second and third years of the warrant. The warrant was vested immediately as of July 30, 1998 and expires in three years with respect to any unexercised shares.

     Novartis, a principal stockholder of the Company, has ongoing marketing rights to certain of the Company's products under development and is a party to a Screening and Development Agreement and Right of First Refusal Agreement with the Company. Novartis obtained such rights in connection with its purchase of the Company's preferred stock in April 1996 (which converted into common stock upon the closing of the Company's initial public offering), but did not make any separate payments for these rights.

     Effective as of August 18, 1998, the Company entered into an Exclusive Distribution Agreement with Novartis Agro K.K., Tokyo ("Novartis Agro"), an affiliate of Novartis. Under the terms of the agreement Novartis Agro will have exclusive rights to market and distribute selected Heska-branded products in Japan. Novartis Agro is responsible for the registration of these products in Japan. The initial products to be marketed under the agreement are Solo Step(TM) CH and Solo Step(TM) FH, Heska's in-clinic heartworm diagnostic tests for canines and felines, the HESKA(TM) Trivalent Intranasal/Intraocular Vaccine for felines and the HESKA(TM) Bivalent Intranasal/Intraocular Vaccine for felines. In consideration of these distribution rights, Novartis has entered into a Right of First Refusal Agreement wherein Novartis granted the Company a right of first refusal to evaluate for possible development and marketing worldwide certain new product technologies for the veterinary market as they become available from Novartis.

     On February 9, 1999, the Company and Cascade Oncogenics, Inc. ("Cascade") entered into an Evaluation and Option Agreement, pursuant to which the Company obtained the right to evaluate for veterinary diagnostic applications certain technologies and biological materials to which Cascade has rights. In addition, the Company acquired an option to enter into a license agreement with respect to such technologies. In consideration of such rights, the Company paid or will pay to Cascade a fee and, if the option to enter into the license agreement is exercised, the Company would pay to Cascade certain royalties and milestone payments following the sale of any diagnostic product developed and sold by the Company pursuant to such license. Dr. Lynnor Stevenson, a director and founder of the Company, is a director, the chief executive officer and a significant stockholder of Cascade.

     In December 1994, Mr. Schwarzer executed a promissory note for the benefit of the Company in the principal amount of $61,950 as payment for 177,000 shares of common stock. The note accrues interest at the rate of seven and one-half percent per annum. As of December 31, 1999, the total amount due, principal and accrued interest was $86,112.76. Mr. Schwarzer and the Company entered into a Consultant Services and Confidentiality Agreement wherein, the Company agreed to forgive all of the outstanding indebtedness for principal and interest under the note on the earliest of (i) April 30, 2000, (ii) the annual meeting of stockholders of the Company held in 2000, or (iii) the date on which the agreement is terminated before its expiration by the Company for cause or by Mr. Schwarzer without cause, in which case such indebtedness will not be forgiven.

     In December 1999, the Compensation Committee approved a personal loan to Dr. Grieve in the amount of $100,000. This loan is evidenced by a promissory note which is due and payable on December 23, 2002. Interest on the outstanding principal balance accrues at the rate of five and seventy-four one-hundredths percent per annum. Payment of any unpaid principal balance together with all accrued and unpaid interest can be accelerated and become payable within ninety days after Dr. Grieve's relationship with Heska is terminated for any reason other than Dr. Grieve's death or permanent disability.

                PROPOSAL 2 - AMENDMENT TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved an amendment of Article IV of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 75,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment. The rights of additional authorized shares will be identical to the shares now authorized. Although the authorization would not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of common stock for other than a stock split or dividend could have a dilutive effect on earnings per share.

     Of the 40,000,000 shares of common stock currently authorized for issuance approximately 6,248,327 are unissued, however all but 409,643 are reserved for issuance pursuant to the Company's stock option and employee stock purchase plans and for issuance upon conversion of an outstanding warrant. The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the stockholders, unless stockholder approval is required by applicable laws or the rules of any stock exchange or national securities association trading system.

     We do not have any current plans to issue additional shares of common stock, other than under previously authorized benefit and compensation plans; however, this amendment will enhance the Board's flexibility in possible future actions, such as stock splits, stock dividends, acquisitions, and other corporate activities involving the common stock.

     The Company's Restated Certificate of Incorporation, attached to this Proxy Statement in Annex A, illustrates how Article IV of the Company's Certificate would read if the amendment is adopted.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the Company's outstanding common stock is required to approve this proposal. Therefore, failure to vote will have the same effect as a vote against the amendment. If approved by the stockholders, the proposed amendment to Article IV will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE IV OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

           PROPOSAL 3 - REPEAL OF MOST SUPERMAJORITY PROVISIONS OF THE
                     COMPANY'S CERTIFICATE OF INCORPORATION

SUMMARY OF PROPOSAL

     As a condition to purchasing common stock in the Company's public offering in December 1999, the State of Wisconsin Investment Board, required the Company to propose an amendment to its Certificate of Incorporation to the stockholders of the Company. This proposal provides that provisions requiring a supermajority (66 2/3%) vote to amend or repeal certain articles of the Certificate of Incorporation, other than those relating to the Company's classified board of directors, are to be modified to require a simple majority vote. The Company is seeking the approval of its stockholders to repeal the provisions of the Company's Certificate of Incorporation that are described below. The provisions, in their current form, limit the ability of the holders of the Company's common stock to amend or repeal provisions of the Company's bylaws and Certificate of Incorporation by requiring a supermajority vote. By making these amendments, the stockholders of the Company will have the ability to amend or repeal most provisions of the Company's bylaws and Certificate of Incorporation with a majority vote.

     The Company seeks to amend the following provisions of the Certificate of Incorporation to reduce the vote required to amend or repeal these provisions and in the case of Article VIII to amend or repeal the bylaws of the Company from a supermajority vote to a majority vote:



     (a) Article VII: Special meetings of the stockholders of the Company may be called only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or President of the Company or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors;

     (b) Article VIII: Stockholders have the authority to amend or repeal the bylaws of the Company; however, Article 3.1 of the bylaws, relating to the classified board of directors, will continue to retain the previous requirement of sixty-six and two thirds (66 2/3%) stockholder vote to amend or repeal; and

     (c) Article XI: Limitation of liability of directors and indemnification and insurance for directors and officers.

     The repeal of the supermajority vote to amend these provisions will provide the stockholders of the Company with greater power to control the Company's affairs. In some instances this may work to the disadvantage of some stockholders. For instance, the Board believes that under some circumstances, in an acquisition context, a lack of supermajority voting may cause stockholders to receive less than they otherwise would for their shares. Nevertheless, the Company believes that the supermajority voting requirement for the amendment of Articles VII, VIII and XI of the Company's Restated Certificate of Incorporation should be repealed, with the exception of the supermajority voting provision contained in Article VIII, relating to the classified board, which should be retained.

     The Company's Restated Certificate of Incorporation, attached to this Proxy Statement in Annex A, illustrates how provisions of the Company's Certificate would read if the Supermajority Provisions were repealed. Also included in Annex A is a marked version, indicating the changes that would be made to the existing provisions of the Company's Certificate if the Supermajority Provisions were repealed.

REQUIRED APPROVAL

     The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Company's outstanding common stock is required to approve this proposal. Therefore, failure to vote will have the same effect as a vote against the amendment. If approved by the stockholders, the proposed amendments to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND MOST OF THE SUPERMAJORITY PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION.

         PROPOSAL 4 -AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

SUMMARY OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     The 1997 Employee Stock Purchase Plan was approved by the Board of Directors and stockholders in April 1997. The purpose of the Plan is to provide eligible employees with an opportunity to increase their stake in the success of the Company by buying common stock at a discount through periodic payroll deductions.

     Currently, all U.S. employees who work more than 20 hours per week for more than five months per calendar year, and have been employed by Heska or a U.S. subsidiary of Heska for more than 30 consecutive days are eligible to participate in the Plan, unless the employee would own 5% or more of the total combined voting of the Company at the end of an offering period. Participation in the Plan is voluntary. We believe that this Plan is an important factor in attracting and retaining skilled personnel.

     Shares of stock are offered for purchase through a series of overlapping 24-month offering periods. New offering periods start on each January 1 and July
1. Each offering period is comprised of four successive six-month accumulation periods. Employees may authorize payroll deductions in 1% multiples of cash compensation for each accumulation period they complete within an offering period, up to a maximum of 10%. The purchase price per share is 85% of the lower of (a) the closing price of the stock on the last trading day of the accumulation period or (b) the closing price per share on the last trading day before the commencement of the applicable offering period.

PROPOSED AMENDMENT

     Management recently reviewed the number of shares available for issuance under the Plan. As of December 31, 1999 a total of 21,314 shares remained available for purchase under the Plan. Based upon estimates of the number of shares expected to be purchased during the coming years, management presented to the Board of Directors a recommendation to increase the number of shares to the pool reserved for issuance under the Plan from 250,000 to 750,000. The Plan was amended, subject to stockholder approval, by the Board in February 2000.

     The amendment, amends and restates Section 12 (a) of the Plan to read as follows:

          "(a) AUTHORIZED SHARES. The aggregate number of shares of Stock available for purchase under the Plan shall be 750,000, subject to adjustment pursuant to Section 12."

FEDERAL INCOME TAX CONSEQUENCES

     The proposed amendment will have no effect upon the tax consequences to participants or the Company.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the Company's outstanding common stock is required to approve this proposal. Therefore, failure to vote will have the same effect as a vote against the amendment. If approved by the stockholders, the proposed amendment to 1997 Employee Stock Purchase Plan will become effective immediately.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and intended to be presented for consideration at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than December 4, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting.

     The Company's Bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. In the event a stockholder wishes to nominate a candidate for election as a director, or wishes to propose any other matter for consideration at the Annual Meeting, other than proposals to be included in the Proxy Statement, written notice of such intent to make such nomination or propose such action must be given to the Secretary of the Company pursuant to certain procedures set forth in the Company's Bylaws, a copy of which is available upon request from the Secretary of the Company. These procedures provide, among other things, that such shareholder's written notice of intent must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the scheduled meeting date; unless less than 70 days prior notice or public disclosure of the date of the meeting is given or made by the Company, in which event such notice of intent must be received not later than the earlier (i) of the 10th day following the date on which notice of the meeting was mailed or such public disclosure made or (ii) two (2) days prior to the date of the scheduled meeting. Any such notice must contain certain specified information concerning the proposed matter and the stockholder submitting the proposed matter, all as set forth in the Bylaws. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedures. If the foregoing procedures are not followed and such nomination or other request for action is nonetheless permitted, the proxy holders appointed by the Company herein shall have discretionary voting authority with respect to such matters at the Annual Meeting.

                                  OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in accordance with the judgment of the persons voting the proxies.

     Whether or not you plan to attend the meeting, please vote by Internet or mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                        By Order of the Board of Directors.


                                        /s/ RONALD L. HENDRICK
                                        -------------------------------------
                                        Ronald L. Hendrick
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

Fort Collins, Colorado
April 4, 2000

                                                                         ANNEX A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                HESKA CORPORATION

         HESKA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  FIRST:  The name of this corporation is Heska Corporation.

                  SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 27, 1997 and the original name of the corporation was Heska Merger Corporation. A Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 28, 1997. A Certificate of Merger whereby Heska Corporation, a California corporation, was merged with and into this corporation and this corporation's name was changed to Heska Corporation was filed with the Secretary of State of the State of Delaware on May 29, 1997. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 7, 1997.

                  THIRD: The Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

         The name of this corporation is HESKA CORPORATION.

                                   ARTICLE II

         The registered office of the corporation within the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                                                         ANNEX A

                                   ARTICLE IV

         A. Authorized Stock. This corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This corporation is authorized to issue seventy-five million (75,000,000) shares of Common Stock, $.001 par value per share, and twenty-five million (25,000,000) shares of Preferred Stock, $.001 par value per share.

         B. Preferred Stock. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series. The Board of Directors may thereafter in the same manner, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding). In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C.       Common Stock.

                  1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

                  2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

                  3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  4. Liquidation, Dissolution or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this

                                                                         ANNEX A


         Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                                    ARTICLE V

         The corporation is to have perpetual existence.

                                   ARTICLE VI

         A. Classified Board. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 1998; that of Class II shall expire at the annual meeting in 1999; and that of Class III shall expire at the annual meeting in 2000; and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, beginning with the annual meeting of stockholders in 1998, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

         B. Changes. The Board of Directors of this corporation, by amendment to the corporation's bylaws, is expressly authorized to change the number of directors in any or all of the classes of directors without the consent of the stockholders.

         C. Elections. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         D. Vote Required to Amend or Repeal. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article VI.

                                                                         ANNEX A


                                   ARTICLE VII

         A. Special Meetings of Stockholders. Special meetings of the stockholders of the corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Restated Certificate of Incorporation, only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or President of the corporation or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

                                  ARTICLE VIII

         A. Amend or Repeal Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation; provided, however, that any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law, the affirmative vote of the holders of more than fifty percent (50%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation. Notwithstanding the foregoing sentence, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of
Article 3.1 of the Bylaws of the corporation.

                                   ARTICLE IX

         The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

                                                                         ANNEX A

                                    ARTICLE X

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                   ARTICLE XI

         A. Limitation on Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

         B. Indemnification. The corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under Delaware law.

         C. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XII

         The corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                    * * * * *

                  Four: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation.

                  Five: This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.

         IN WITNESS WHEREOF, Heska Corporation has caused this certificate to be signed by the undersigned officer, thereunto duly authorized, this ____day of _____, 2000.

                                        By:
                                            -----------------------------
                                        Name:
                                        Title:

                                                                         ANNEX A
                                                                     MARKED COPY


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                HESKA CORPORATION

         HESKA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  FIRST:  The name of this corporation is Heska Corporation.


                  SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 27, 1997 and the original name of the corporation was Heska Merger Corporation. A Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 28, 1997. A Certificate of Merger whereby Heska Corporation, a California corporation, was merged with and into this corporation and this corporation's name was changed to Heska Corporation was filed with the Secretary of State of the State of Delaware on May 29, 1997. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 7, 1997.


                  THIRD: The Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

         The name of this corporation is HESKA CORPORATION.

                                   ARTICLE II

         The registered office of the corporation within the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                                                         ANNEX A
                                                                     MARKED COPY


                                   ARTICLE IV


         A. Authorized Stock. This corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This corporation is authorized to issue seventy-five million (75,000,000) shares of Common Stock, $.001 par value per share, and twenty-five million (25,000,000) shares of Preferred Stock, $.001 par value per share.


         B. Preferred Stock. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series. The Board of Directors may thereafter in the same manner, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding). In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C.       Common Stock.

                  1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

                  2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

                  3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  4. Liquidation, Dissolution or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this

                                                                         ANNEX A
                                                                     MARKED COPY


         Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                                    ARTICLE V

         The corporation is to have perpetual existence.

                                   ARTICLE VI

         A. Classified Board. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 1998; that of Class II shall expire at the annual meeting in 1999; and that of Class III shall expire at the annual meeting in 2000; and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, beginning with the annual meeting of stockholders in 1998, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

         B. Changes. The Board of Directors of this corporation, by amendment to the corporation's bylaws, is expressly authorized to change the number of directors in any or all of the classes of directors without the consent of the stockholders.

         C. Elections. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         D. Vote Required to Amend or Repeal. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article VI.

                                                                         ANNEX A
                                                                     MARKED COPY

                                   ARTICLE VII


         A. Special Meetings of Stockholders. Special meetings of the stockholders of the corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Restated Certificate of Incorporation, only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or President of the corporation or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

                                  ARTICLE VIII


         A. Amend or Repeal Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation; provided, however, that any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law, the affirmative vote of the holders of more than fifty percent (50%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation. Notwithstanding the foregoing sentence, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of
Article 3.1 of the Bylaws of the corporation.


                                   ARTICLE IX

         The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

                                                                         ANNEX A
                                                                     MARKED COPY

                                    ARTICLE X

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                   ARTICLE XI

         A. Limitation on Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

         B. Indemnification. The corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under Delaware law.

         C. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


         D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XII

         The corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                    * * * * *

                  Four: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation.

                  Five: This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.


         IN WITNESS WHEREOF, Heska Corporation has caused this certificate to be signed by the undersigned officer, thereunto duly authorized, this ____day of _____, 2000.


                                        By:
                                            -----------------------------
                                        Name:
                                        Title:

PROXY                          HESKA CORPORATION                           PROXY
                              1613 Prospect Parkway
                          Fort Collins, Colorado 80525

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Heska Corporation, or its designee, the undersigned's true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at 1613 Prospect Parkway, Fort Collins, Colorado on May 24, 2000 at 9:00 a.m., and at any adjournment thereof, to vote as designated below:

       -------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1 through 4.
       -------------------------------------------------------------------

                                                                      For all
                                                  For     Withhold     Except
1.   To elect three directors, Lyle A.            [ ]       [ ]         [ ]
     Hohnke, Denis H. Pomroy, and Lynnor
     B. Stevenson, to the Board of
     Directors to serve until the 2003
     Annual Meeting of Stockholders or
     until their successors have been
     duly elected and qualified;

     ----------------------------------------------------
     Write exception(s) here

                                                  For     Against     Abstain
2.   To amend the Company's Certificate           [ ]       [ ]         [ ]
     of Incorporation to increase the
     number of authorized shares of
     Common Stock of the Company from 40
     million to 75 million;

3.   To amend the Company's Certificate           [ ]       [ ]         [ ]
     of Incorporation to modify and
     delete certain of the supermajority
     provisions therein; and

4.   To approve an amendment to the               [ ]       [ ]         [ ]
     Company's 1997 Employee Stock
     Purchase Plan to increase the
     number of shares reserved for
     issuance under the Plan by 500,000.


                                        Date                             , 2000
                                            -----------------------------

                                        ---------------------------------------
                                        Signature
Stockholder Name and address here
                                        ---------------------------------------
                                        Signature if held jointly

                                        Please sign exactly as name(s) appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.

----------------------------- FOLD AND DETACH HERE -----------------------------

                          ----------------------------
                                VOTE BY INTERNET
                          QUICK *** EASY *** IMMEDIATE
                          ----------------------------

YOUR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU'VE MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

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  TO VOTE BY INTERNET: THE WEB SITE FOR VOTING IS: www.proxyvoting.com/heska
  --------------------------------------------------------------------------

             IF YOU VOTE BY INTERNET, DO NOT MAIL IN THE PROXY CARD.
                              THANK YOU FOR VOTING!

                                                                  --------------
                                                                  CONTROL NUMBER
                                                                   123 456 7890
                                                                  --------------